                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A*


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  May 27, 1999



                                    GHS, INC.
             (Exact name of registrant as specified in its charter)



   Delaware                      0-15586                      52-1373960
(State or other                (Commission                  (I.R.S.Employer
jurisdiction)                  File Number)                Identification No.)


704 Broadway, Second Floor, New York, New York      10003
(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code (212) 358-4028


2400 Research Boulevard, Suite 325, Rockville, Maryland 20850
(Former name and former address, if changed since last report)


* Amendment No. 1 to Form 8-K - This Amendment No. 1 to the Registrant's Form 8-K dated May 27, 1999 and filed with the Commission on June 11, 1999 is being filed in order to file the Exhibits referenced herein in Item 7(c).

Item 1 Changes in Control of Registrant
and
Item 2. Acquisition of Disposition of Assets

                  On May 27, 1999, GHS, Inc. ("GHS" or the "Company") acquired all of the membership interests of Change Your Life.com, LLC, a Delaware limited liability company ("CYL"), pursuant to a Contribution and Exchange Agreement (the "Exchange Agreement") dated as of May 20, 1999 by and among the Company, CYL, Anthony J. Robbins ("Robbins"), Robbins Research International Inc., a corporation controlled by Robbins ("RRI"), and CYL Development Holdings, LLC ("Development Holdings"). CYL was founded by Robbins and is engaged in the development of an online network for personal and professional improvement. Pursuant to the Exchange Agreement, GHS issued an aggregate of 99,059.338 shares of a newly-designated Series A Preferred Stock to the members of CYL in exchange for all of the membership interests in CYL. The shares of Series A Preferred Stock issued in connection with the Exchange are convertible into an aggregate of 30,708,395 shares of the Company's Common Stock (the "Common Stock") and vote on an as converted basis with the Common Stock. The Series A Preferred Stock is automatically converted on the later of (i) the next business day following the date of filing of a certificate of an amendment to the Company's Certificate of Incorporation that increases the number of authorized shares of Common Stock to a number sufficient to permit the conversion of all of the then outstanding shares of Series A Preferred Stock into shares of the Common Stock or (ii) the next business day following the record date for the spin-off dividend of the Company's U.S. NeuroSurgical subsidiary (the "USN Spin-Off"). The Company plans to spin-off its USN subsidiary to the holders of the Common Stock in the near future, and to take such actions as are required in order to increase the authorized shares of Common Stock.

                  Robbins is internationally recognized as a leader in peak performance results coaching. He is an international best selling author of five books and his "Personal Power" audio program is the number-one personal and professional coaching system of all time with more than 30 million tapes being used to transform lives worldwide. RRI, known as The Anthony Robbins Companies, conducts training and coaching programs worldwide. Pursuant to a Content Provider Agreement and License ("Content Provider Agreement") effective as of April 23, 1999 between CYL, Robbins and RRI, CYL has exclusive rights to be the online source for Robbins' training, courses, content and publications.

                  As part of the transactions contemplated by the Exchange Agreement, the Board of Directors of the Company amended and restated the By-Laws of the Company (the "Restated By-Laws").

The Restated By-Laws provide that the Board of Directors shall consist of eight members and the initial members of the Board of Directors following the Company's acquisition of CYL shall be elected within 45 days of the CYL closing date, PROVIDED that the three-person Board of Directors existing prior to the closing date shall continue to exist until such time as all actions are taken which are required by applicable law to effect such provisions. With respect to such initial directors and at each subsequent election of Directors and for so long as Anthony J. Robbins or any of his affiliates shall hold in the aggregate at least 10% of the outstanding shares of Common Stock or Common Stock equivalents, (i) Robbins or such affiliates shall have the right to nominate three persons as Directors of the Company (the "Robbins Directors"), and (ii) a Nominating Committee consisting of the Directors (other than the Robbins Directors and the Company's Chief Executive Officer) and their respective successors shall have the right to nominate four persons as Directors of the Company and (iii) the eighth Director shall be the Company's Chief Executive Officer. If any Director is unable to serve or, once having commenced to serve, is removed or withdraws from the Board of Directors of the Company, the replacement of such Director on the Board of Directors of the Company will be nominated in accordance with the above-described procedures. In addition, the Restated By-Laws provide that during the term of the Content Provider Agreement referred to above, Robbins will have the right to approve of the selection of the Chief Executive Officer of the Company by the Board of Directors, PROVIDED that said right will expire if the entire interest in the Company (or successor thereto) obtained by Robbins and RRI in connection with the Exchange Agreement is transferred to any other party on an involuntary basis, e.g. through bankruptcy proceedings or pursuant to a court order.

                  After giving effect to the issuance of the Series A Preferred Stock in connection with the Exchange Agreement and the Series B Preferred Stock and Series C Preferred Stock issued in connection with the private placement described below (See Item 5) and the Concept Development and The Learning Annex transactions, respectively, the Company will have outstanding 7,047,828 shares of Common Stock and shares of preferred stock which are convertible into 33,051,708 shares of Common Stock and which vote on an as converted basis with the Common Stock. As a result of such issuances by the Company, Robbins and his affiliates, will own approximately 57.4% of the voting power of the Company and Development Holdings will own approximately 19.1% of the voting power of the Company.

                  On May 27, 1999, the Company acquired all of the outstanding capital stock of Concept Development, Inc. ("Concept Development") through a reverse triangular merger (the "Merger") pursuant to an Agreement and Plan of Reorganization dated as of May 27, 1999 among the Company, Concept Development, Concept Acquisition Corporation, a wholly-owned subsidiary of the Company, William Zanker ("Zanker") and Debbie Dworkin ("Dworkin"). Concept Development was formed in September 1996 to provide on-line general-interest continuing education courses on the Internet. In connection with the Merger, the Company issued an aggregate of 50,000 shares of a newly-designated Series C Preferred Stock to Dworkin, the sole stockholder of Concept Development (the "Merger Shares"), in exchange for all of the outstanding capital stock of Concept Development. The shares of Series C Preferred Stock issued in the Merger are convertible into an aggregate of 500,000 shares of the Common Stock and vote on an as converted basis with the Common Stock. Each share of Series C Preferred Stock is automatically convertible into ten shares of Common Stock on the day following the record date for the USN Spin-Off.

                  On May 27, 1999, in connection with the Merger, the Company entered into a Repurchase Agreement with Dworkin (the "Repurchase Agreement"), the sole stockholder of Concept Development prior to the Merger. Pursuant to the Repurchase Agreement, the Company has the right to repurchase the Merger Shares (the "Repurchase Option") issued to Dworkin in connection with the Merger if Zanker ceases to be employed by the Company, unless due to a Termination Without Cause (as defined in the Employment Agreement dated as of May 27, 1999 between the Company and Zanker) or in connection with a change in control of the Company after the change in control described herein. Commencing August 31, 1999, the number of Merger Shares subject to the Repurchase Option will be reduced, in equal quarterly increments ending in the quarter ending May 31, 2002, ultimately to zero.

Item 5.   Other Events

                  On May 27, 1999, GHS completed a private placement of 178,582 shares (the "Shares") of a newly designated class of Series B Preferred Stock at a purchase price of $90 per share, resulting in net proceeds of approximately $15.1 million to the Company. Each share of Series B Preferred Stock is automatically convertible into 10 shares of Common Stock on the day following the record date for the USN Spin-Off.

                  The Company plans to use the proceeds from the private placement to finance ongoing operations and for general corporate purposes. The Company has agreed to file a registration statement under the Securities Act of 1933 as promptly as practicable following the closing of the private placement covering the shares of common stock underlying the Series B

Preferred Stock. The Shares were sold pursuant to an exemption from the registration requirements of the Securities Act of 1933.

                  On May 27, 1999, the Company entered into an Option Agreement (the "Option Agreement") with The Learning Annex (as defined below) pursuant to which, among other things, the Company obtained the option to acquire The Learning Annex (the "Option"). The Learning Annex is a leading provider of continuing education courses in five cities in the United States and Canada. The Option is exercisable, on the terms and subject to the conditions in the Option Agreement, at any time from May 27, 1999 through May 27, 2004 at an exercise price based on a pre-negotiated price structure. The Company paid $75,000 on May 27, 1999 for the first year of the Option and is required to pay $125,000, $200,000, $500,000 and $750,000, respectively, to maintain the Option in each of the subsequent four years. In addition, the Company entered into an exclusive license agreement with The Learning Annex for the use of its intellectual property and the exclusive sale of certain of its merchandise. As consideration for the license, the Company paid cash and issued certain equity securities of the Company to The Learning Annex. "The Learning Annex" consists of Seligman Greer Communication Resources, Inc., a California corporation (d/b/a The Learning Annex of San Francisco), SGS Communication Resources, Inc., a California corporation (d/b/a The Learning Annex of Los Angeles), Seligman Greer Sandberg Enterprises, Inc., a California corporation (d/b/a The Learning Annex of San Diego), SGC Communication Resources LLC, a Delaware limited liability company (d/b/a The Learning Annex of New York), and Learning Annex Interactive LLC, a Delaware limited liability company (collectively "The Learning Annex").

                  On May 27, 1999, the Board of Directors elected Beth Polish as President and Chief Operating Officer of the Company. Previously, from August 1998 through May 26, 1999, Ms. Polish, age 38, was a consultant to CYL. Prior to joining CYL, Ms. Polish was managing director of KPMG's new media consulting practice. From August 1995 through 1996, Ms. Polish was founding Chief Financial Officer and Senior Vice President Corporate Development for iVillage, Inc, a leading online women's network. For the three years prior, Ms. Polish was a Vice President at Bannon & Co., an investment bank specializing in media, entertainment and communications industries. Ms. Polish received an M.B.A. from Harvard Business School and an A.B. from Franklin & Marshall College.


Item 7.   Financial Statements and Exhibits.

(a)               Financial Statements of Businesses Acquired

                  Any financial statements required by this item shall be filed by an amendment to this Form 8-K not later than 60 days after that this Form 8-K was required to be filed.

(b)               Pro Forma Financial Information

                  Any pro forma financial information required by this item shall be filed by an amendment to this Form 8-K not later than 60 days after that this Form 8-K was required to be filed.

(c)               Exhibits


Ex. No.     Description

2(a)     Contribution and Exchange Agreement dated as of May 20, 1999 among the
         Company, Change Your Life.com, LLC, Anthony J. Robbins, Robbins
         Research International Inc. and CYL Development Holdings, LLC

2(b) Agreement and Plan of Reorganization dated as of May 27, 1999 among the Company, Concept Acquisition Corporation, Concept Development, Inc.,
         William Zanker and Debbie Dworkin*

2(c)     Agreement of Merger dated as of May 27, 1999 between Concept
         Acquisition Corporation and Concept Development, Inc.*

3(a)     Certificate of Designations for Series A Preferred
         Stock

3(b)     Certificate of Designations for Series B Preferred
         Stock

3(c)     Certificate of Designations for Series C Preferred
         Stock

3(d)     Amended and Restated By-Laws

10(a) Content Provider Agreement and License effective as of April 23, 1999 between Change Your Life.com, LLC, Anthony J. Robbins and Robbins
         Research International Inc.*

10(b)    Escrow Agreement dated as of May 27, 1999 among the Company, Debbie
         Dworkin and State Street Bank and Trust Company*




10(c)    Repurchase Agreement dated as of May 27, 1999 between the Company and
         Debbie Dworkin*

10(d)    Employment Agreement dated as of May 27, 1999 between the Company and
         William Zanker

10(e) Exclusive License and Marketing Agreement dated as of May 27, 1999 among the Company, Seligman Greer Communication Resources, Inc.
         ("Seligman"), SGS Communication Resources, Inc., Seligman Greer
         Sandberg Enterprises, Inc., SGC Communication Resources LLC and
         Learning Annex Interactive LLC*

10(f)    Option Agreement dated as of May 27, 1999 among the Company, Seligman
         Greer Communication Resources, Inc., SGS Communication Resources, Inc.,
         Seligman Greer Sandberg Enterprises, Inc., SGC Communication Resources
         LLC and Learning Annex Interactive LLC and certain shareholders and members, as applicable, of such entities other than the Company listed therein*

10(g)    Registration Rights Agreement dated as of May 27, 1999 among the
         Company, Anthony J. Robbins, Robbins Research International Inc. and
         CYL Development Holdings, LLC

10(h)    Stockholders Agreement dated as of May 27, 1999 among the Company,
         Anthony J. Robbins, Robbins Research International Inc. and CYL
         Development Holdings, LLC

99(a)    Press Release issued May 28, 1999

---------------
* Confidential treatment has been requested for certain portions of this exhibit. Omitted portions have been filed separately with the Commission.

         SIGNATURES



  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         GHS, INC.



         By:       /s/ Beth Polish
                  --------------------
         Name:         Beth Polish
         Title:        President


Dated:  June 10, 1999